Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fourth Quarter and Fiscal Year 2025 Results
Fiscal Year 2025 Total Revenues of $2,746.6M, up 16% Year Over Year
Q4 Total Revenues of $720.9M, up 14% Year Over Year
Fiscal Year 2025 Subscription Services Revenues of $2,284.7M, up 20% Year Over Year
Q4 Subscription Services Revenues of $608.6M, up 17% Year Over Year

PLEASANTON, CA - March 5, 2025 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fourth quarter and fiscal year ended January 31, 2025.
“It was an outstanding quarter and year of execution and innovation in software, data, and business consulting,” said CEO Peter Gassner. “These advances set us up for the significant opportunity ahead to help life sciences bring better treatments to more patients, with greater speed and efficiency. I am excited to see what we can accomplish with our customers and the Veeva team in the coming years.”
Fiscal 2025 Fourth Quarter Results:
•Revenues(1): Total revenues for the fourth quarter were $720.9 million, up from $630.6 million one year ago, an increase of 14% year over year. Subscription services revenues for the fourth quarter were $608.6 million, up from $521.5 million one year ago, an increase of 17% year over year.
•Operating Income and Non-GAAP Operating Income(1)(2): Fourth quarter operating income was $188.4 million, compared to $135.3 million one year ago, an increase of 39% year over year. Non-GAAP operating income for the fourth quarter was $307.7 million, compared to $239.1 million one year ago, an increase of 29% year over year.
•Net Income and Non-GAAP Net Income(1)(2): Fourth quarter net income was $195.6 million, compared to $147.4 million one year ago, an increase of 33% year over year. Non-GAAP net income for the fourth quarter was $287.9 million, compared to $226.3 million one year ago, an increase of 27% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1)(2): For the fourth quarter, fully diluted net income per share was $1.18, compared to $0.90 one year ago, while non-GAAP fully diluted net income per share was $1.74, compared to $1.38 one year ago.

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

Fiscal Year 2025 Results:
•Revenues(1): Total revenues for the fiscal year ended January 31, 2025 were $2,746.6 million, up from $2,363.7 million one year ago, an increase of 16% year over year. Subscription services revenues were $2,284.7 million, up from $1,901.6 million one year ago, an increase of 20% year over year.
•Operating Income and Non-GAAP Operating Income(1)(2): Fiscal year 2025 operating income was $691.4 million, compared to $429.3 million one year ago, an increase of 61% year over year. Non-GAAP operating income for fiscal year 2025 was $1,152.3 million, compared to $842.5 million one year ago, an increase of 37% year over year.
•Net Income and Non-GAAP Net Income(1)(2): Fiscal year 2025 net income was $714.1 million, compared to $525.7 million one year ago, an increase of 36% year over year. Non-GAAP net income for fiscal year 2025 was $1,090.4 million, compared to $791.0 million one year ago, an increase of 38% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1)(2): For fiscal year 2025, fully diluted net income per share was $4.32, compared to $3.22 one year ago, while non-GAAP fully diluted net income per share was $6.60, compared to $4.84 one year ago.
“We closed the year with results ahead of guidance for all metrics,” said CFO Brian Van Wagener. “Our execution continues to be strong and we see momentum across our product areas, positioning us well to consistently deliver on our goals.”
Recent Highlights:
•Strong Finish to an Important Year Building the Industry Cloud for Life Sciences – Through customer success and product excellence, Veeva deepened its strategic partnerships across all customer segments – from top 20 biopharmas to emerging biotechs. Expanding with both new and existing customers, Veeva finished the year with a total of 1,477 customers, including 1,125 in Veeva R&D Solutions and 730 in Veeva Commercial Solutions.(3)(4)
•Vault CRM Suite Delivers on Innovation Roadmap – The December release of Vault CRM represents the most advanced CRM for life sciences, which includes the full functionality of Veeva CRM, additional new capabilities, and a strong innovation roadmap ahead with AI coming to Vault CRM this year. The company also expanded the Vault CRM Suite in the quarter with the release of Campaign Manager, following the August availability of Service Center. More than 50 customers are now live on Vault CRM, and eight customers have migrated from Veeva CRM to Vault CRM with more underway.
•Veeva Becoming the Standard for Drug Development and Quality – There were a number of notable wins, expansions, and go-lives in Q4 in clinical, regulatory, safety, and quality. Quality Cloud added 41 new customers and more than 20 existing customers expanded their use of Veeva Quality Cloud products. The fourth top 20 biopharma selected Veeva Safety. In February, the second top 20 biopharma went live with Veeva Safety and is now rolling out the full Safety Suite. Expansion across clinical continued in Q4 as well, including a top 20 biopharma taking a full Clinical Platform approach – adding six major clinical applications all at once – representing one of Veeva's largest subscription orders ever.

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

Financial Outlook:
Veeva is providing guidance for its fiscal first quarter ending April 30, 2025 as follows:
•Total revenues between $726 and $729 million.
•Non-GAAP operating income between $307 and $309 million.(5)
•Non-GAAP fully diluted net income per share between $1.74 and $1.75.(5)
Veeva is providing guidance for its fiscal year ending January 31, 2026 as follows:
•Total revenues between $3,040 and $3,055 million.
•Non-GAAP operating income of about $1,300 million.(5)
•Non-GAAP fully diluted net income per share of approximately $7.32.(5)
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, March 5, 2025, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fourth Quarter and Fiscal Year 2025 Results Conference Call
When:	Wednesday, March 5, 2025
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://registrations.events/direct/Q4I2974099
Webcast:	ir.veeva.com
___________
(1) The customer contracting change that standardized termination for convenience (TFC) rights in our master subscription agreements resulted in a change in the timing of revenue for certain customer contracts and reduced revenues, operating income and non-GAAP operating income, and net income and non-GAAP net income in the fourth quarter and fiscal year ended January 31, 2024.
(2) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(3) The combined customer counts for Commercial Solutions and R&D Solutions exceed the total customer count in each year because some customers subscribe to products in both areas. Commercial Solutions consist of our Veeva Commercial Cloud, Veeva Data Cloud, and Veeva Claims solutions. R&D Solutions consist of our Veeva Development Cloud, Veeva RegulatoryOne, and Veeva QualityOne solutions.
(4) Customer count totals are presented net of customer attrition during the period.
(5) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the first fiscal quarter ending April 30, 2025 or the fiscal year ending January 31, 2026 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance, provided as of March 5, 2025, about Veeva’s expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including issues related to the performance, availability, security, or privacy of our products, competitive factors, customer decisions and priorities, developments that impact the life sciences industry (including regulatory, funding, or policy changes), general macroeconomic and geopolitical events (including inflationary pressures, changes in interest rates, changes in trade policy or practices, currency exchange fluctuations, and geopolitical conflicts), and issues that impact our ability to hire, retain and adequately compensate talented employees. We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 36 and 37 in our filing on Form 10-Q for the period ended October 31, 2024 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.

###

Investor Relations Contact:	Media Contact:
Gunnar Hansen	Maria Scurry
Veeva Systems Inc.	Veeva Systems Inc.
267-460-5839	781-366-7617
ir@veeva.com	pr@veeva.com

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2025	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,118,785	$703,487
Short-term investments	4,031,442	3,324,269
Accounts receivable, net	1,016,356	852,172
Unbilled accounts receivable	40,761	36,365
Prepaid expenses and other current assets	101,458	86,918
Total current assets	6,308,802	5,003,211
Property and equipment, net	55,912	58,532
Deferred costs, net	26,383	23,916
Lease right-of-use assets	63,863	45,602
Goodwill	439,877	439,877
Intangible assets, net	44,460	63,017
Deferred income taxes	343,919	233,463
Other long-term assets	56,540	43,302
Total assets	$7,339,756	$5,910,920

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$30,447	$31,513
Accrued compensation and benefits	39,429	43,433
Accrued expenses and other current liabilities	35,557	32,980
Income tax payable	9,024	11,862
Deferred revenue	1,273,978	1,049,761
Lease liabilities	9,969	9,334
Total current liabilities	1,398,404	1,178,883
Deferred income taxes	587	2,052
Long-term lease liabilities	65,806	46,441
Other long-term liabilities	42,586	38,720
Total liabilities	1,507,383	1,266,096
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	2,386,192	1,915,002
Accumulated other comprehensive loss	(8,416)	(10,637)
Retained earnings	3,454,595	2,740,457
Total stockholders’ equity	5,832,373	4,644,824
Total liabilities and stockholders’ equity	$7,339,756	$5,910,920

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2025	2024	2025	2024
Revenues:
Subscription services(6)	$608,577	$521,498	$2,284,659	$1,901,593
Professional services and other(7)	112,309	109,120	461,960	462,080
Total revenues	720,886	630,618	2,746,619	2,363,673
Cost of revenues(8):
Cost of subscription services	83,493	77,398	323,070	290,577
Cost of professional services and other	97,498	96,530	376,566	386,714
Total cost of revenues	180,991	173,928	699,636	677,291
Gross profit	539,895	456,690	2,046,983	1,686,382
Operating expenses(8):
Research and development	181,527	163,565	693,078	629,031
Sales and marketing	99,202	99,203	396,726	381,472
General and administrative	70,743	58,658	265,744	246,545
Total operating expenses	351,472	321,426	1,355,548	1,257,048
Operating income	188,423	135,264	691,435	429,334
Other income, net	56,707	47,429	227,946	158,689
Income before income taxes	245,130	182,693	919,381	588,023
Income tax provision	49,505	35,295	205,243	62,318
Net income	$195,625	$147,398	$714,138	$525,705
Net income per share:
Basic	$1.20	$0.92	$4.41	$3.27
Diluted	$1.18	$0.90	$4.32	$3.22
Weighted-average shares used to compute net income per share:
Basic	162,391	161,088	161,879	160,532
Diluted	165,674	164,071	165,232	163,486
Other comprehensive income:
Net change in unrealized gain (loss) on available-for-sale investments	$(1,482)	$28,135	$4,094	$22,038
Net change in cumulative foreign currency translation loss	(475)	(1,234)	(1,873)	(1,546)
Comprehensive income	$193,668	$174,299	$716,359	$546,197

(6) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions	$293,385	$261,882	$1,104,888	$995,803
Veeva R&D Solutions	315,192	259,616	1,179,771	905,790
Total subscription services	$608,577	$521,498	$2,284,659	$1,901,593

(7) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions	$45,607	$45,899	$185,302	$185,981
Veeva R&D Solutions	66,702	63,221	276,658	276,099
Total professional services and other	$112,309	$109,120	$461,960	$462,080

(8) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,699	$1,626	$6,591	$6,483
Cost of professional services and other	12,737	13,356	51,377	53,237
Research and development	47,160	42,967	185,901	172,876
Sales and marketing	22,250	23,781	90,178	90,865
General and administrative	31,358	17,163	103,303	70,272
Total stock-based compensation	$115,204	$98,893	$437,350	$393,733

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

VEEVA SYSTEMS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal year ended January 31,
	2025	2024
Cash flows from operating activities
Net income	$714,138	$525,705
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,383	32,628
Reduction of operating lease right-of-use assets	11,547	11,691
Accretion of discount on short-term investments	(24,443)	(26,515)
Stock-based compensation	437,350	393,733
Amortization of deferred costs	15,528	18,177
Deferred income taxes	(112,273)	(105,374)
Other, net	1,201	471
Changes in operating assets and liabilities:
Accounts receivable	(164,572)	(149,810)
Unbilled accounts receivable	(4,396)	45,809
Deferred costs	(17,995)	(10,268)
Prepaid expenses and other current and long-term assets	(17,453)	414
Accounts payable	(1,961)	(10,230)
Accrued expenses and other current liabilities	(1,414)	(4,249)
Income tax payable	(2,838)	6,916
Deferred revenue	227,838	188,164
Lease liabilities	(9,835)	(6,879)
Other long-term liabilities	246	956
Net cash provided by operating activities	1,090,051	911,339
Cash flows from investing activities
Purchases of short-term investments	(2,581,968)	(2,697,968)
Maturities and sales of short-term investments	1,902,349	1,647,813
Long-term assets	(20,519)	(26,196)
Net cash used in investing activities	(700,138)	(1,076,351)
Cash flows from financing activities
Proceeds from exercise of common stock options	105,538	62,687
Taxes paid related to net share settlement of equity awards	(79,423)	(78,875)
Net cash provided by (used in) financing activities	26,115	(16,188)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,735)	(1,780)
Net change in cash, cash equivalents, and restricted cash	414,293	(182,980)
Cash, cash equivalents, and restricted cash at beginning of period	706,670	889,650
Cash, cash equivalents, and restricted cash at end of period	$1,120,963	$706,670

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$8,932	$71,049

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefits. Excess tax benefits from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. Because these fluctuations are not directly related to our business operations, Veeva excludes excess tax benefits for its internal management reporting processes. Veeva management also finds it useful to exclude excess tax benefits when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits, Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Litigation settlement. We exclude costs related to the settlement of certain litigation matters because they are non-recurring and outside the ordinary course of business. Because these costs are unrelated to our day-to-day business operations, we believe excluding them enables more consistent evaluation of our operating results.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended January 31,		Fiscal year ended January 31,
	2025	2024	2025	2024
Net cash provided by operating activities on a GAAP basis	$69,544	$57,769	$1,090,051	$911,339
Excess tax benefits from employee stock plans	(3,772)	(2,474)	(8,932)	(71,049)
Net cash provided by operating activities on a non-GAAP basis	$65,772	$55,295	$1,081,119	$840,290
Net cash used in investing activities on a GAAP basis	$(15,692)	$(86,703)	$(700,138)	$(1,076,351)
Net cash provided by (used in) financing activities on a GAAP basis	$20,811	$(10,484)	$26,115	$(16,188)

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended January 31,		Fiscal year ended January 31,
	2025	2024	2025	2024
Cost of subscription services revenues on a GAAP basis	$83,493	$77,398	$323,070	$290,577
Stock-based compensation expense	(1,699)	(1,626)	(6,591)	(6,483)
Amortization of purchased intangibles	(1,045)	(1,125)	(4,310)	(4,468)
Cost of subscription services revenues on a non-GAAP basis	$80,749	$74,647	$312,169	$279,626

Gross margin on subscription services revenues on a GAAP basis	86.3%	85.2%	85.9%	84.7%
Stock-based compensation expense	0.3	0.3	0.3	0.4
Amortization of purchased intangibles	0.1	0.2	0.1	0.2
Gross margin on subscription services revenues on a non-GAAP basis	86.7%	85.7%	86.3%	85.3%

Cost of professional services and other revenues on a GAAP basis	$97,498	$96,530	$376,566	$386,714
Stock-based compensation expense	(12,737)	(13,356)	(51,377)	(53,237)
Amortization of purchased intangibles	(138)	(139)	(550)	(550)
Cost of professional services and other revenues on a non-GAAP basis	$84,623	$83,035	$324,639	$332,927

Gross margin on professional services and other revenues on a GAAP basis	13.2%	11.5%	18.5%	16.3%
Stock-based compensation expense	11.3	12.3	11.1	11.6
Amortization of purchased intangibles	0.2	0.1	0.1	0.1
Gross margin on professional services and other revenues on a non-GAAP basis	24.7%	23.9%	29.7%	28.0%

Gross profit on a GAAP basis	$539,895	$456,690	$2,046,983	$1,686,382
Stock-based compensation expense	14,436	14,982	57,968	59,720
Amortization of purchased intangibles	1,183	1,264	4,860	5,018
Gross profit on a non-GAAP basis	$555,514	$472,936	$2,109,811	$1,751,120

Gross margin on total revenues on a GAAP basis	74.9%	72.4%	74.5%	71.3%
Stock-based compensation expense	2.0	2.4	2.1	2.6
Amortization of purchased intangibles	0.2	0.2	0.2	0.2
Gross margin on total revenues on a non-GAAP basis	77.1%	75.0%	76.8%	74.1%

Research and development expense on a GAAP basis	$181,527	$163,565	$693,078	$629,031
Stock-based compensation expense	(47,160)	(42,967)	(185,901)	(172,876)
Amortization of purchased intangibles	—	(29)	(85)	(114)
Research and development expense on a non-GAAP basis	$134,367	$120,569	$507,092	$456,041

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2025	2024	2025	2024

Sales and marketing expense on a GAAP basis	$99,202	$99,203	$396,726	$381,472
Stock-based compensation expense	(22,250)	(23,781)	(90,178)	(90,865)
Amortization of purchased intangibles	(2,885)	(3,552)	(13,443)	(14,102)
Sales and marketing expense on a non-GAAP basis	$74,067	$71,870	$293,105	$276,505

General and administrative expense on a GAAP basis	$70,743	$58,658	$265,744	$246,545
Stock-based compensation expense	(31,358)	(17,163)	(103,303)	(70,272)
Amortization of purchased intangibles	—	(56)	(170)	(225)
Litigation settlement	—	—	(5,000)	—
General and administrative expense on a non-GAAP basis	$39,385	$41,439	$157,271	$176,048

Operating expense on a GAAP basis	$351,472	$321,426	$1,355,548	$1,257,048
Stock-based compensation expense	(100,768)	(83,911)	(379,382)	(334,013)
Amortization of purchased intangibles	(2,885)	(3,637)	(13,698)	(14,441)
Litigation settlement	—	—	(5,000)	—
Operating expense on a non-GAAP basis	$247,819	$233,878	$957,468	$908,594

Operating income on a GAAP basis	$188,423	$135,264	$691,435	$429,334
Stock-based compensation expense	115,204	98,893	437,350	393,733
Amortization of purchased intangibles	4,068	4,901	18,558	19,459
Litigation settlement	—	—	5,000	—
Operating income on a non-GAAP basis	$307,695	$239,058	$1,152,343	$842,526

Operating margin on a GAAP basis	26.1%	21.4%	25.2%	18.2%
Stock-based compensation expense	16.0	15.7	15.9	16.6
Amortization of purchased intangibles	0.6	0.8	0.7	0.8
Litigation settlement	—	—	0.2	—
Operating margin on a non-GAAP basis	42.7%	37.9%	42.0%	35.6%

Net income on a GAAP basis	$195,625	$147,398	$714,138	$525,705
Stock-based compensation expense	115,204	98,893	437,350	393,733
Amortization of purchased intangibles	4,068	4,901	18,558	19,459
Litigation settlement	—	—	5,000	—
Income tax effect on non-GAAP adjustments(9)	(27,020)	(24,867)	(84,618)	(147,937)
Net income on a non-GAAP basis	$287,877	$226,325	$1,090,428	$790,960

Diluted net income per share on a GAAP basis	$1.18	$0.90	$4.32	$3.22
Stock-based compensation expense	0.70	0.60	2.65	2.41
Amortization of purchased intangibles	0.02	0.03	0.11	0.12
Litigation settlement	—	—	0.03	—
Income tax effect on non-GAAP adjustments(9)	(0.16)	(0.15)	(0.51)	(0.91)
Diluted net income per share on a non-GAAP basis	$1.74	$1.38	$6.60	$4.84
________________________
(9) For the three months and fiscal years ended January 31, 2025 and 2024, management used an estimated annual effective non-GAAP tax rate of 21.0%.

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